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                                                                    Exhibit 23.3

             Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Form 8-K/A of Ascend Communications, Inc. dated July 30, 1997, of our report dated March 11, 1997 with respect to the financial statements of Sahara Networks, Inc. included in the Registration Statement (Form S-4, No. 333-25287) of Ascend Communications, Inc., filed with the Securities and Exchange Commission.

                                                             ERNST & YOUNG LLP


Hartford, Connecticut
July 25, 1997